BAKER, DONELSON, BEARMAN & CALDWELL
                 a Professional Corporation
                165 Madison Ave., 20th Floor
                  Memphis, Tennessee 38103




                       August 29, 1997


Mid-America Apartment Communities, Inc.
6584 Poplar Ave., Suite 340
Memphis, Tennessee 38138

Re:  Mid-America Apartment Communities, Inc.
     Registration of Securities on Form S-3

Ladies and Gentlemen:

      We have acted as counsel to Mid-America Apartment Communities, Inc., a Tennessee corporation (the "Company") in connection with its registration statement on Form S-3 (the "Registration Statement") filed with the Securities and Exchange Commission relating to the proposed public offering of up to $233,875,000 in aggregate amount of its shares of common stock, $.01 par value per share ("Common Stock"); one or more series of its shares of preferred stock, $.01 par value per share (the "Preferred Stock"); debt securities of the Company (the "Debt Securities"); and warrants to purchase the Common Stock, Preferred Stock and Debt Securities (the "Securities Warrants"). The Common Stock, the Preferred Stock, the Debt Securities and the Securities Warrants are referred to collectively herein as the
"Securities", all of which Securities may be offered and sold by the Company from time to time as set forth in the prospectus which forms a part of the Registration Statement (the "Prospectus"), and as to be set forth in one or more supplements to the Prospectus (each, a "Prospectus Supplement"). In connection with the registration of the Securities, we have been asked to provide an opinion regarding certain federal income tax matters related to the Company. Capitalized terms used in this letter and not otherwise defined herein have the meaning set forth in the Registration Statement.

     This opinion is based on various statements of fact and assumptions, including the statements of fact set forth in the Registration Statement concerning the business, assets and governing documents of the Company. We have also been furnished with, and with your consent have relied upon, certain representations made by the Company with respect to certain factual matters through a certificate of an officer of the Company (the "Officer's Certificate").

      The opinion set forth in this letter is based on relevant provisions of the Internal Revenue Code of 1986, as amended (the "Code"), Treasury Regulations thereunder (including proposed and temporary Regulations), and interpretations of the foregoing as expressed in court decisions, the legislative history, and existing administrative rulings and practices of the Internal Revenue Service (including its practices and policies in issuing private letter rulings, which are not binding on the Internal Revenue Service except with respect to a taxpayer that receives such a ruling), all as of the date hereof. These provisions and interpretations are subject to change, which may or may not be retroactive in effect, that might result in modifications of our opinion. Our opinion does not foreclose the possibility of a contrary determination by the Internal Revenue Service or a court of competent jurisdiction, or of a contrary position by the Internal Revenue Service or the Treasury Department in regulations or rulings issued in the future.

      In rendering our opinion, we have examined such statutes, regulations, records, certificates and other documents as we have considered necessary or appropriate as a basis for such opinion, including the following: (1) the Registration Statement; (2) the Amended and Restated Charter of the Company (the "Charter"), as further amended by an amendment designating the Company's 9.5%Series A Cumulative Preferred Stock, all as in effect on the date hereof; (3) the First Amended and Restated Agreement of Limited Partnership (the "Partnership Agreement") of Mid-America Apartments, L.P., a Tennessee limited partnership (the "Operating Partnership"), dated January 27, 1994, as amended by Amendments No. 1, 2, 3, and 4; (4) the Agreement of Limited Partnership and Irrevocable Power of Attorney dated September 30, 1994 of Mid-America Apartments of Texas, L.P., a Texas limited partnership (the "Texas Operating Partnership"); (5) the partnership agreements of all other partnerships in which the Operating Partnership has an interest (collectively, the "Subsidiary Partnerships"); and
(6) the articles of incorporation, by-laws and stock ownership information of the QRSs.

     In our review, we have assumed, with your consent, that all of the representations and statements set forth in the documents we reviewed are true and correct, and all of the obligations imposed by any such documents on the parties thereto have been and will be performed or satisfied in accordance with their terms. Moreover, we have assumed that the Company, the Operating Partnership, the Texas Operating Partnership, the Subsidiary Partnerships and the QRSs each have been and will continue to be operated in the manner described in the relevant partnership agreement, charter, articles of incorporation or other organizational documents and in the Prospectus. We also have assumed the genuineness of all signatures, the proper execution of all documents, the authenticity of all documents submitted to us as originals, the conformity to originals of documentssubmitted to us as copies, and the authenticity of the originals from which any copies were made.

      For the purposes of our opinion, we have not made an independent investigation of the facts set forth in the documents we reviewed. We consequently have assumed that the information presented in such documents or otherwise furnished to us accurately and completely describes all material facts relevant to our opinion. No facts have come to our attention, however, that would cause us to question the accuracy and completeness of such facts or documents in a material way.

      We assume for the purposes of this opinion that the Company is a validly organized and duly incorporated corporation under the laws of the State of Tennessee, that the QRSs are validly organized and duly incorporated corporations under the laws of the states in which they are incorporated, and that the Operating Partnership, the Texas Operating Partnership, and the Subsidiary Partnerships are duly organized and validly existing partnerships under the laws of the states in which they are organized.

      We are opining herein as to the effect on the subject transaction only of the federal income tax laws of the United States and we express no opinion with respect to the applicability thereto, or the effect thereon, of other federal laws, the laws of any other jurisdiction or as to any matters of municipal law or the laws of any other local agencies within any state.

      Based on such statements of fact, assumptions and representations, it is our opinion that:

I. Commencing with the Company's taxable year ended December 31, 1994, and for each taxable year since that taxable year, the Company has been organized and has operated in conformity with the requirements for qualification as a "real estate investment trust" under the Code and its proposed method of operation, as described in the statements of fact and representations of the Company referred to above, should enable it to continue to meet the requirements for qualification and taxation as a "real estate investment trust" under the Code.

I. The discussion in the Prospectus under the caption "Federal Income Tax Considerations" to the extent such statements constitute matters of law, summaries of legal matters, or legal conclusions, has been reviewed by us and is accurate in all material respects.

      No opinion is expressed as to any matter not discussed herein.

      This opinion is based on various statutory provisions, regulations promulgated thereunder and interpretations thereof by the Internal Revenue Service and the courts having jurisdiction over such matters, all of which are subject to change either prospectively or retroactively. Any such change may affect the conclusions stated herein. Also, any variation or difference in the facts from those set forth in the statements of fact set forth in the
Registration Statement and the representations made by the Company through the Officer's Certificate may affect the conclusions stated herein. Moreover, the Company's qualification and taxation as a real estate investment trust depends upon the Company's ability to meet, through actual annual operating results, distribution levels and diversity of stock ownership, the various qualification tests imposed under the Code, the results of which have not been and will not be reviewed by Baker, Donelson, Bearman & Caldwell. Accordingly, no assurance can be given that the actual results of the Company's operation for any one taxable year have satisfied or will satisfy such requirements.

      This opinion is rendered only to you and is solely for your benefit in connection with the Registration Statement. This opinion may not be relied upon by you for any other purpose, or furnished to, quoted to, or relied upon by any other person, firm or corporation for any purpose, without our prior written consent. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the caption "Legal Matters" in the Registration Statement.

                              Very truly yours,

                              Baker, Donelson, Bearman & Caldwell,
                              a professional corporation


                              By:    /s/ John A. Good
                                    -------------------------
                                      John A. Good, a Shareholder